SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHINA MASS MEDIA INTERNATIONAL ADVERTISING CORP.

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

6th Floor, Tower B, Corporate Square, 35 Finance Street, Xicheng District, Beijing 100032, People’s Republic of China	Not Applicable
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, par value US$ 0.001 per share* American Depositary Shares, each representing 30 ordinary shares	NYSE Arca, Inc.* NYSE Arca, Inc.

*	Not for trading, but only in connection with the registration of American Depositary Shares.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-152305

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the captions “Description of Share Capital”, “Description of American Depositary Shares” and “Shares Eligible for Future Sale” contained in the prospectus included as part of the Registrant’s registration statement on Form F-1 (File No. 333-152305) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which information is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA MASS MEDIA INTERNATIONAL ADVERTISING CORP.

Date: August 1, 2008

	By:	/s/ Eric Wang Lam Cheung
	Name:	Eric Wang Lam Cheung
	Title:	Chief Financial Officer